UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AB CARVAL CREDIT OPPORTUNITIES FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AB CARVAL CREDIT OPPORTUNITIES FUND

1601 Utica Avenue South, Suite 1000

Minneapolis, MN 55416

July 21, 2026

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders (the “Special Meeting”) of AB CarVal Credit Opportunities Fund (the “Fund,” “we,” “us” or “our”) to be held on September 1, 2026, at 12:45 p.m. (ET). The Special Meeting will be conducted as a virtual meeting hosted by means of a live audio webcast. The Special Meeting can be accessed on the above date and time, and you or your proxyholder can participate in and vote at the virtual Special Meeting by sending an email to sfs-meetinginfo@sodali.com and providing your name, address and email information.

At the Special Meeting, you will be asked to consider and vote upon a proposal relating to the approval of a new investment advisory agreement with AB CarVal Investors, L.P., the investment adviser to the Fund (the “Adviser”).

The accompanying Notice of Special Meeting of Shareholders and Proxy Statement include additional information relating to the foregoing items.

To be admitted to the Special Meeting and vote your Shares, you must register by sending an email to sfs-meetinginfo@sodali.com in advance and including your name, address and email information. Upon sending your email, you will receive further instructions via email, including unique links to access the Special Meeting and to submit questions in advance of the Special Meeting. You may vote by proxy in advance of the Special Meeting via the Internet by visiting the web site listed on your proxy card and entering the control number found on the proxy card. If you have any questions, including with registration for attendance at the Special Meeting, or need assistance voting, please call our proxy solicitor, Sodali & Co (“Sodali”), at 800-434-8831. Sodali will have associates ready to assist shareholders with any difficulties accessing the Special Meeting. If you encounter any difficulties accessing or participating in the Special Meeting following registration, please email sfs-meetinginfo@sodali.com.

Your vote is extremely important to us. If you will not attend the Special Meeting, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. You may also vote easily and quickly by internet or by telephone.

On behalf of the Board of Trustees, we thank you for your continued support of the Fund.

Sincerely,

/s/ Lucas Detor
Lucas Detor
President and Principal Executive Officer of AB CarVal Credit Opportunities Fund

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE TO CAST YOUR VOTE AS SOON AS POSSIBLE. YOU MAY ALSO VOTE EASILY AND QUICKLY BY INTERNET OR BY TELEPHONE. YOUR VOTE IS IMPORTANT.

ii

AB CARVAL CREDIT OPPORTUNITIES FUND

1601 Utica Avenue South, Suite 1000

Minneapolis, Minnesota 55416

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Date:	September 1, 2026

Time:	12:45 p.m. (ET)

Place:	The Special Meeting will be conducted solely virtually, via live audio webcast, and you or your proxyholder can participate in and vote at the virtual Special Meeting by emailing sfs-meetinginfo@sodali.com your name, address and email.

Record Date:	July 9, 2026. Only shareholders of record as of the close of business on the record date are entitled to notice of, to attend and to vote at the Special Meeting.

Items of Business:	To consider and vote upon a proposal to approve a new investment advisory agreement with AB CarVal Investors, L.P., the investment adviser to the Fund.

Proxy Voting:

Important. Please vote your Shares promptly to ensure the presence of a quorum at the Special Meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting, as your proxy is revocable at your option. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Special Meeting and voting thereat.

For Assistance. If you have any questions about the Special Meeting, or need assistance voting, please call Sodali at 800-434-8831. Sodali will have associates ready to assist shareholders with any difficulties accessing the Special Meeting. If you encounter any difficulties accessing or participating in the Special Meeting following registration, please email sfs-meetinginfo@sodali.com.

THE BOARD OF TRUSTEES, INCLUDING EACH OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING.

Important notice regarding the availability of proxy materials for the Special Meeting. The Fund’s Proxy Statement, the proxy card, and the Annual Report to Shareholders are available at https://proxyvotinginfo.com/p/abcvco. Please note that if you plan to join the Special Meeting, you must register in advance by emailing sfs-meetinginfo@sodali.com. Upon completing your registration, you will receive further instructions via email, including information to access the Special Meeting and to submit questions in advance of the Special Meeting.

Your vote is extremely important to us. If you will not attend the Special Meeting, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. You may also vote easily and quickly by internet or by telephone. In the event there are not sufficient votes for a quorum or to approve the proposal at the time of the Special Meeting, the Special Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Fund.

By Order of the Board of Trustees,

/s/ Leon Hirth

Leon Hirth Secretary

i

AB CARVAL CREDIT OPPORTUNITIES FUND

1601 Utica Avenue South, Suite 1000

Minneapolis, Minnesota 55416

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

September 1, 2026

AB CARVAL CREDIT OPPORTUNITIES FUND (the “Fund”), has made these proxy materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation of proxies by the board of trustees of the Fund (the “Board”) for use at the Special Meeting of Shareholders (the “Special Meeting”) to be held virtually on September 1, 2026, at 12:45 p.m. Eastern Time, and any postponements or adjournments thereof. The Fund intends to hold our special meeting via live audio webcast, and you or your proxyholder can participate in and vote at the virtual Special Meeting by registering in advance via email at sfs-meetinginfo@sodali.com. Upon completing your registration, you will receive further instructions via email, including information to access the Special Meeting and to submit questions in advance of the Special Meeting. You are invited to attend the Special Meeting and requested to vote on the proposals described in this proxy statement. If you have any questions, including with registration for attendance at the Special Meeting, or need assistance voting, please call Sodali at 800-434-8831. Sodali will have associates ready to assist shareholders with any difficulties accessing the Special Meeting. If you encounter any difficulties accessing or participating in the Special Meeting following registration, please email sfs-meetinginfo@sodali.com.

The Fund’s proxy materials for the Special Meeting, including this proxy statement, the Notice of Special Meeting of Shareholders (the “Notice of Special Meeting”) is available online at https://proxyvotinginfo.com/p/abcarval2026. In addition, shareholders can find important information about the Fund in the Fund’s annual report dated June 30, 2025, and financial statements filed on Form N-CSR for the fiscal year ended June 30, 2025, and the semi-annual report dated December 31, 2025 and semi-annual financial statements for the six-months ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission (the “SEC”), on September 5, 2025 and March 3, 2026, respectively. You may obtain copies of these reports without charge by writing to the Fund, by calling the telephone number shown on the front page of this Proxy Statement or at www.abfunds.com.

Items of Business

All properly executed proxies representing Class A common shares of beneficial interest (“Class A Shares”), Advisor common shares of beneficial interest (“Advisor Shares”), Class C common shares of beneficial interest (“Class C Shares”) and Class U common shares of beneficial interest (“Class U Shares”) and, together with the Class A Shares, Advisor Shares and the Class C Shares, the “Shares,” of the Fund received prior to the Special Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR:

(i) the proposal to approve a new investment advisory agreement with AB CarVal Investors, L.P., the investment adviser to the Fund, referred to herein as the “Investment Advisory Agreement Proposal.”

Record Date

Only shareholders of record as of the close of business on July 9, 2026 (the “Record Date”), are entitled to notice of, to attend and to vote at, the Special Meeting and any postponements or adjournments thereof. As of the Record Date, there were 55,458,087.59issued and outstanding Shares held by 2,414 holders of record.

Proxy and Voting Procedures

Shareholders are entitled to one vote for each Share held, and may vote at the Special Meeting or by proxy in accordance with the instructions provided below.

Your vote is important. By authorizing a proxy promptly, the expense of a second mailing and/or additional solicitations by other means, including in person and by telephone, facsimile, text and email may be avoided.

Voting by Shareholders of Record

You are considered the shareholder of record with respect to Shares registered directly in your name with the Fund’s transfer agent, AllianceBernstein Investor Services, Inc. (the Transfer Agent”), and the Notice of Special Meeting and other proxy materials were furnished directly to you by the Fund. As a shareholder of record, there are four ways to vote:

•

Via the Internet. You may vote by proxy via the Internet by visiting the web site listed on your proxy card and entering the control number found on the proxy card. After inputting the control number, you may direct your proxy how to vote on the proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.
•

By Telephone. If you received printed copies of the proxy materials by mail, you will receive a proxy card; and you may vote by proxy by calling the toll free number and entering the control number located on the proxy card. After inputting the control number, you may direct your proxy how to vote on the proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.

•

By Mail. If you received printed copies of the proxy materials by mail, you will receive a proxy card; and you may vote by proxy by filling out the enclosed proxy card and returning it in the envelope provided. Allow sufficient time for your proxy card to be timely received prior to the cut-off time of August 31, 2026.

•

At the Special Meeting. To be admitted to the Special Meeting and vote your Shares during the Special Meeting, you must register in advance by emailing sfs-meetinginfo@sodali.com and providing your name, address and email. Upon completing your registration, you will receive further instructions via email, including information to access the Special Meeting, to vote your shares at the Special Meeting and to submit questions in advance of the Special Meeting. If you have any questions, including with registration for attendance at the Special Meeting, or need assistance voting, please call Sodali at 800-434-8831. Sodali will have associates ready to assist shareholders with any difficulties accessing the Special Meeting. If you encounter any difficulties accessing or participating in the Special Meeting following registration, please email sfs-meetinginfo@sodali.com.

Quorum; Adjournments

The presence at the Special Meeting or by proxy of shareholders holding at least fifty percent (50%) of the outstanding Shares (without regard to class or series) will constitute a quorum for the transaction of business at the Special Meeting. Accordingly, your Shares will be counted for purposes of determining if there is a quorum if you:

•	Are entitled to vote and you are present at the Special Meeting; or
•	Have properly voted by proxy via the Internet, by telephone or by mail.

If a quorum is not present, the chairperson of the Special Meeting or the shareholders entitled to vote at such meeting may adjourn the Special Meeting from time to time to a date not more than 120 days after the Record Date without further notice, other than announcement at the Special Meeting, to solicit additional proxies. The persons named as proxies will vote those proxies “FOR” such adjournment. Any business that might have been transacted at the Special Meeting if a quorum were present that was included in the notice sent to shareholders may be transacted at any adjournment of the Special Meeting.

Vote Required; Effect of Abstentions

Approval of Investment Advisory Agreement Proposal. The affirmative vote of a “majority of the outstanding voting securities” (as defined in the Investment Company Act of 1940, as amended, (the “1940 Act”)) of the Fund entitled to vote at the Special Meeting is required to approve the Investment Advisory Agreement Proposal. The 1940 Act defines “a majority of the outstanding voting securities” as (a) 67% or more of the Shares present at the Special Meeting if the holders of more than 50% of the outstanding Shares are present or represented by proxy or (b) more than 50% of the outstanding Shares, whichever is less. Abstentions will not count as affirmative votes cast and will therefore have the same effect as votes against the Investment Advisory Agreement Proposal.

Shareholders of Record. If you are a shareholder of record, your properly executed proxy received prior to the Special Meeting, and not duly revoked, will be voted in accordance with your instructions marked thereon. However, if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your Shares in the manner recommended by the Board on all matters presented in this proxy statement. With respect to any other business that may be properly presented for a vote at the Special Meeting, the proxy holders will vote your Shares in such manner as they may determine in their discretion.

Householding

The Fund combines mailings for multiple accounts going to a single household by delivering to that address, in a single envelope, a copy of the documents (annual reports, prospectuses, proxy statements, etc.) or other communications for all accounts who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the SEC. If you are part of a household that has received only one copy of this proxy statement, the Fund will deliver promptly a separate copy of this proxy statement to you upon written or oral request. To receive a separate copy of this proxy statement, please contact the Fund by calling 952-444-4780, or by mail to the Fund’s offices at AB CarVal Credit Opportunities Fund, c/o AB CarVal Investors, L.P., 1601 Utica Avenue South, Suite 1000, Minneapolis, MN 55416, Attention: Secretary.

Revocation of Proxies

You may revoke your proxy and change your vote before the proxies are voted at the Special Meeting. You may change your vote using the Internet or telephone methods described herein prior to the applicable cut-off time before the Special Meeting, in which case only your latest Internet or telephone proxy will be counted. Alternatively, you may revoke your proxy and change your vote by signing and returning a new proxy dated as of a later date, or by attending and voting at the Special Meeting. However, your attendance at the Special Meeting will not automatically revoke your proxy, unless you properly vote at the Special Meeting, or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Fund prior to the Special Meeting at the following address: AB CarVal Credit Opportunities Fund, c/o AB CarVal Investors, L.P., 1601 Utica Avenue South, Suite 1000, Minneapolis, MN 55416, Attention: Secretary.

Announcement of Voting Results

Preliminary voting results regarding the Fund will be announced at the Special Meeting. Final voting results regarding the Fund will be published in a current report on Form 8-K within four business days after the date of the Special Meeting.

Appraisal Rights

Shareholders of the Fund do not have appraisal rights or similar dissenters’ rights with respect to any matter to be acted upon at the Special Meeting.

Information Regarding this Solicitation

The Fund is paying all costs associated with the solicitation of proxies for the Special Meeting. The Fund has retained Sodali to assist in the solicitation of proxies at a cost that the Fund anticipates will not exceed $50,000.

In addition to the solicitation of proxies by mail, proxies may be solicited by other means, including, in person and by telephone, facsimile, text and email, by Sodali and/or by Trustees, officers and employees of the Fund, AB CarVal Investors, L.P. (the “Adviser”), AllianceBernstein L.P. (“AB”), and/or affiliates of the Adviser and AB, none of whom will receive any additional compensation for their services.

Notice of Internet Availability of Proxy Materials

In accordance with SEC regulations, the Fund has made this proxy statement, the Notice of Special Meeting and the Annual Report available to shareholders on the Internet. Shareholders may (i) access and review the Fund’s proxy materials, (ii) authorize their proxies, as described in “Proxy and Voting Procedures,” above, and/or (iii) elect to receive future proxy materials by electronic delivery, via the Internet address provided below:

This proxy statement, the Notice of Special Meeting and the Fund’s Annual Report are available at

https://proxyvotinginfo.com/p/abcvco.

Electronic Delivery of Proxy Materials

Pursuant to the rules adopted by the SEC, the Fund furnishes proxy materials by email to those shareholders who have elected to receive their proxy materials electronically. While the Fund encourages shareholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of special meetings and the cost associated with the physical printing and mailing of materials, shareholders who have elected to receive proxy materials electronically by email may request a printed set of proxy materials. Instructions on how to request a printed set of the proxy materials are provided in the section entitled “Proxy and Voting Procedures – Voting by Shareholders of Record.”

Where to Obtain More Information

The Fund makes available to its shareholders free of charge on its website its Annual Report as soon as reasonably practicable after the Fund electronically files the Annual Report with the SEC. A copy of the Fund’s Annual Report will be furnished to shareholders, without exhibits, at no charge, upon written request to the Fund’s offices at: AB CarVal Credit Opportunities Fund, c/o AB CarVal Investors, L.P., 1601 Utica Avenue South, Suite 1000, Minneapolis, MN 55416, Attention: Secretary. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to the Fund’s Annual Report.

THE FUND, THE BOARD, AND THE INVESTMENT ADVISER

The Fund

The Fund’s principal offices are located at 1601 Utica Avenue South, Suite 1000, Minneapolis, MN 55416. The Fund is a statutory trust formed under the laws of the State of Delaware and registered with the SEC under the 1940 Act as a non-diversified, closed-end management investment company. The Fund offers four separate share classes of common shares of beneficial interest designated as Class A Shares, Advisor Shares, Class C Shares and Class U Shares. The Fund has elected to be treated as a regulated investment company for federal income tax purposes under Subchapter M of the Internal Revenue Code of 1986, as amended.

The Board

The Fund is managed by a Board comprised of at least one Trustee and currently comprised of five Trustees. The Board’s primary role is oversight of the management of the Fund. The Fund’s service providers, primarily the Investment Adviser and its affiliates, have responsibility for the day-to-day management, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance and operational risk). As part of its oversight, the Board, acting at its scheduled meetings, or the Chair acting between Board meetings, regularly interacts with and receives reports from senior personnel of the Fund and its Adviser.

Trustees and Officers

The following table sets forth information regarding the current Trustees of the Fund and each executive officer of the Fund as of the date of this Proxy Statement:

Name	Position(s) Held with the Fund	Trustee/Officer Since

Matthew Bass	Interested Trustee	2024

Kate Whalen	Interested Trustee	2024

John G. Jordan	Independent Trustee	2024

Terry Sebastian	Independent Trustee	2024

Richard Pontin	Independent Trustee	2024

Lucas Detor	President and Principal Executive Officer	2026

Matthew Johnson	Treasurer, Principal Financial Officer, Principal Accounting Officer	2024

Christie Oberg	Chief Compliance Officer	2024

Jennifer Friedland	Deputy Chief Compliance Officer	2024

Leon Hirth	Secretary	2024

The address for each Trustee and executive officer of the Fund is 1601 Utica Avenue South, Suite 1000, Minneapolis, MN 55416.

The Investment Adviser

AB CarVal Investors, L.P., serves as the investment adviser to the Fund. The Adviser is primarily responsible for the day-to-day selection of investments for the Fund. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Adviser is a global asset manager of private alternative investment funds with approximately $24.5 billion of assets under management as of May 31, 2026 and is a separately managed, wholly owned subsidiary of AllianceBernstein L.P. (“AB”). The Adviser provides investment management services on a discretionary or non-discretionary basis to private domestic and non-U.S. collective investment vehicles. From time to time, the Adviser will also provide advice to vehicles established for or by a single investor.

As of March 31, 2026, the ownership structure of AB, including limited partnership units outstanding as well as the general partner’s 1% interest, is as follows:

Owner	Approximate Ownership

Equitable and its subsidiaries	68.0%

AllianceBernstein Holding L.P.	31.4%

Unaffiliated holders	0.6%

Total	100.0%

Including both the general partnership and limited partnership interests in AB Holding and AB, Equitable and its subsidiaries have an approximate 68.0% economic interest in AB as of March 31, 2026.

The names and principal occupations of the Adviser’s principal executive officer and directors of the Adviser are set forth below. Unless otherwise indicated, the business address of each person listed below is 1601 Utica Avenue South, Suite 1000, Minneapolis MN 55416.

Name	Principal Occupation

Jody Gunderson	Managing Principal

Lucas Detor	Managing Principal

Christopher Hedberg	Chief Operating Officer

Brandynn Morris	Chief Financial Officer

Matthew Bogart	General Counsel

Christie Oberg	Chief Compliance Officer

Certain Relationships and Related Transactions

Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons, Policies and Procedures for Managing Conflicts; Co-investment Opportunities

Certain members of the Adviser’s senior investment team and Investment Committee serve, or may serve, as officers, trustees, members or principals of entities that operate in the same or a related line of business as the Fund does, or of investment vehicles managed by the Adviser or AB with similar investment objectives. Similarly, the Adviser may have other clients with similar, different or competing investment objectives. As a result, members of the Adviser’s senior investment team, in their roles at the Adviser, may face conflicts in the allocation of investment opportunities among the Fund and other investment vehicles managed by the Adviser with similar or overlapping investment objectives in a manner that is fair and equitable over time and consistent with the Adviser’s allocation policy. Generally, when a particular investment would be appropriate for the Fund as well as one or more other investment funds, accounts or vehicles managed by the Adviser’s senior investment team, such investment will be apportioned by the Adviser’s senior investment team in accordance with (1) the Adviser’s internal conflict of interest and allocation policies, (2) the requirements of the Advisers Act and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates and consistent with the Order described below. Such apportionment may not be strictly pro rata, depending on the good-faith determination of all relevant factors, including differing investment objectives, diversification considerations and the terms of the Fund’s or the respective governing documents of such investment funds, accounts or investment vehicles. These procedures could, in certain circumstances, limit whether or not a co-investment opportunity is available to the Fund, the timing of acquisitions and dispositions of investments, the price paid or received by the Fund for investments or the size of the investment purchased or sold by the Fund. The Adviser believes that this allocation system is fair and equitable, and consistent with its fiduciary duty to the Fund. In particular, the Fund has disclosed to investors how allocation determinations are made among any investment vehicles managed by the Adviser.

The Fund may co-invest with investment funds, accounts and vehicles managed by the Adviser, where doing so is consistent with the Fund’s investment strategy as well as applicable law and SEC staff interpretations, as well as the exemptive order that the Fund and certain of its affiliates received from the SEC on January 19, 2024 and which the Fund refers to as the “Order.” Pursuant to the Order, the Fund is permitted to co-invest with Affiliated Funds if, among other things, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to the Fund and its shareholders and do not involve overreaching in respect of the Fund or its shareholders on the part of any person concerned, and (2) the transaction is consistent with the interests of the Fund’s shareholders and is consistent with the Fund’s investment objective and strategies. The Fund intends to co-invest with Affiliated Funds, subject to the conditions included in the Order.

Advisory Agreement

The Fund entered into an Investment Advisory Agreement with the Adviser on February 8, 2024 (the “Advisory Agreement”), which was most recently renewed for a one-year term on August 26, 2025 and pursuant to which the Adviser provides investment advisory services to the Fund. The Adviser is primarily responsible for the day-to-day selection of investments for the Fund, making decisions with respect to all purchases and sales of the Fund’s portfolio of investments, monitoring the Fund’s investments, performing due diligence on prospective portfolio companies, and providing the Fund with such other investment advisory and related services as the Fund may, from time to time, reasonably require for the investment of capital.

The Fund pays the Adviser a management fee for its services under the Advisory Agreement. The management fee is ultimately borne by the shareholders. Under the terms of the Advisory Agreement, the Fund pays the Adviser an advisory fee at an annual rate of 1.50% of the Fund’s average daily net assets. The fee is accrued daily and paid monthly.

Mr. Bass, an interested Trustee, is Head of Private Alternatives for AB, and the Fund’s Principal Financial Officer and Principal Accounting Officer, Matthew Johnson, and other members of the senior management and the Investment Committee of the Adviser serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund does, or of investment funds managed by the Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Fund’s best interest or in the best interest of its investors. The Fund’s investment objective may overlap with the investment objectives or such investment funds, accounts or other investment vehicles. For example, the Adviser concurrently manages accounts that are pursuing an investment strategy similar to the Fund’s strategy, and the Fund may compete with these and other entities managed by affiliates of the Adviser for capital and investment opportunities. As a result, those individuals at the Adviser may face conflicts in the allocation of investment opportunities between the Fund and other investment funds or accounts advised by principals of, or affiliated with, the Adviser.

Administration Agreement

AB CarVal Investors, L.P. serves as the administrator to this Fund and is referred to in this section as the “Administrator.” The Fund has entered into an administrative reimbursement agreement with the Administrator (the “Administration Agreement”). Under the terms of the Administration Agreement, the Administrator provides, or arranges for the provision of, the administrative services necessary for the Fund to operate. In accordance with the Administration Agreement, the Fund has agreed to reimburse the Administrator for the expenses it incurs on the Fund’s behalf in connection with providing such administrative services, including the Fund’s allocable portion of the salaries of any administrative personnel retained by the Administrator that provide services to the Fund, as well as the allocable portion of overhead, including rent, attributable to such administrative personnel.

The Administrator may provide such administrative services directly or engage one or more third-party administrators to provide such administrative services to the Fund on its behalf.

The Administrator has entered into agreements with State Street Bank and Trust Company and The Northern Trust Company (in such capacities, the “Sub-Administrators”) to assist in the provision of administrative and accounting services. The Sub-Administrators receive compensation for their provision of administrative and accounting services under the sub-administration agreements. The compensation is paid directly or indirectly by the Fund.

Distribution Services Agreement

The Fund entered into a distribution services agreement (the “Distribution Services Agreement) with AllianceBernstein Investments, Inc., an affiliate of the Adviser (the “Distributor”), on February 24, 2024, which was most recently renewed for a one-year term on August 26, 2025 and pursuant to which the Distributor serves as the Fund’s principal underwriter and acts as distributor and placement agent of the Fund’s Shares on a best efforts basis, subject to various conditions.

Under the terms of the Distribution Agreement, The Fund will pay to the Distributor each month a distribution services fee to each Class of the Fund that will not exceed, on an annualized basis, 0.75%, 1.00%, 0.00%, or 0.75% of the aggregate daily net assets attributable to Class A, Class C, Advisor, or Class U Shares, respectively. A portion of the distribution services fee that will not exceed, on an annualized basis, 0.25%, 0.25%, 0.00%, or 0.25% of the aggregate daily net assets attributable to Class A, Class C, Advisor, or Class U Shares, respectively, will constitute a service fee that will be used by the Distributor for personal service and/or the maintenance of shareholder accounts within the meaning of FINRA rules and interpretations.

Under the terms of the Distribution Agreement, the Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of its Private Placement Memorandum, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in types any such registration statements, prospectuses, annual or interim reports or proxy materials).

Expense Limitation Agreement

On August 26, 2025, the Fund entered into an expense limitation agreement (the “Expense Limitation Agreement”), with the Adviser. Pursuant to the Expense Limitation Agreement, the Adviser has contractually agreed to reimburse expenses (exclusive of Management Fees, distribution and/or servicing fees, investment-related expenses, borrowing costs, borrowing-related costs, taxes, brokerage expenses, litigation, acquired fund fees and expenses, and extraordinary expenses) (and inclusive of organizational and initial offering costs) to the extent necessary to limit “Other Expenses” to 0.48% of the Fund’s average daily net assets. The Adviser may recoup from the Fund any waived amount or reimbursed expenses with respect to the Fund pursuant to the Expense Limitation Agreement if such recoupment does not cause the Fund to exceed the current expense limit or the expense limit in place at the time of the waiver or reimbursement (whichever is lower) and the recoupment is made within three years from the date the amount was initially waived or reimbursed.

Transfer Agency Agreement

On February 22, 2024, the Fund entered into a Transfer Agency Agreement with AllianceBernstein Investor Services, Inc., an affiliate of the Adviser, (the “Transfer Agent”). Pursuant to the Transfer Agency Agreement, the Transfer Agent will provide transfer agent services to the Fund. The Fund will pay the Transfer Agent monthly fees in arrears for the transfer agency services and bears the expenses related to the agreement with the Transfer Agent.

Co-Investment Activity

The Fund may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the Independent Trustees, and in some cases, the prior approval of the SEC. The Fund, the Adviser and certain of their affiliates have been granted exemptive relief by the SEC for the Fund to co-invest with other funds managed by the Adviser or its affiliates in a manner consistent with the Fund’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such exemptive relief, the Fund generally is permitted to co-invest with certain of its affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board makes certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders by another participant in the co-investment transaction, (2) the transaction is consistent with the interests of the Fund’s shareholders and is consistent with its investment objective and strategies, (3) the investment by its affiliates would not disadvantage the Fund, and the Fund’s participation would not be on a basis different from or less advantageous than that on which its affiliates are investing and (4) the proposed investment by the Fund would not benefit the Adviser or its affiliates or any affiliated person of any of them (other than the parties to the transaction), except to the extent permitted by the exemptive relief and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act. As a result of exemptive relief, there could be significant overlap in the Fund’s investment portfolio and the investment portfolio of other funds managed by the Adviser or its affiliates that could avail themselves of the exemptive relief and that have an investment objective similar to the Fund’s.

Control Persons and Principal Holders of Securities

To the knowledge of the Fund and except as noted below, the following entity owned of record, 5% or more of the Fund’s outstanding Shares as of July 9, 2026, the Record Date. To the knowledge of the Fund, no other entity or person beneficially owned 5% or more of the Fund’s outstanding Shares as of July 9, 2026, the Record Date.

Name	Address	Percent of Ownership
Chares Schwab & Co, Inc.	211 Main Street San Francisco, CA 94105	5.2%

ADDITIONAL INFORMATION

The principal address of the Fund’s investment adviser and administrator is AB CarVal Investors, L.P., 1601 Utica Avenue South, Suite 1000, Minneapolis, Minnesota 55416.

PROPOSAL

Overview of Proposal

This proxy statement contains one proposal requiring shareholder action:

The Proposal requests that shareholders approve a new investment advisory agreement with AB CarVal Investors, L.P., the investment adviser to the Fund.

The proposal is discussed in more detail below.

Proposal – Approval of a New Investment Advisory Agreement

Background

On March 26, 2026, Equitable Holdings, Inc., a Delaware corporation (“Equitable”), the owner of AB and the indirect owner of the Adviser, entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Equitable, Corebridge Financial, Inc., a Delaware corporation (“Corebridge”), and various Corebridge subsidiaries. Equitable and Corebridge have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock merger transaction to combine their respective businesses into a newly formed company (“HoldCo”) (such transaction, the “Merger”). Equitable is the indirect parent of AllianceBernstein Corporation, the general partner of AB. Equitable also holds 68% of the outstanding partnership interests of AB.

At the effective time of the Merger, each issued and outstanding share of Equitable and Corebridge common stock, outstanding performance share units granted under any Equitable stock plan and preferred stock will be converted into, and become exchangeable for, newly created corresponding shares of HoldCo common stock or preferred stock with substantially identical powers, preferences, privileges and rights as the previously issued Equitable or Corebridge common or preferred stock. Upon closing, current Equitable stockholders will own approximately 49% of HoldCo and current Corebridge stockholders will own approximately 51% of HoldCo. HoldCo will be the indirect parent of AllianceBernstein Corporation and will hold 68% of the outstanding partnership interests of AB.

Currently, AB and its affiliates do not anticipate that the Merger will have a material impact on AB or any affiliate of AB providing services to the Fund, including the Adviser. AB’s current leadership and key investment teams are expected to stay in place, and no change in senior management’s strategy for the Adviser or AB is anticipated as a result of the implementation of the Merger.

Completion of the Merger is subject to certain regulatory approvals and other conditions. This planned merger gives rise to the proposal to approve a new investment advisory agreement.

The Fund is subject to Section 15 of the 1940 Act. Section 15 provides that any investment advisory agreement with a registered investment company such as the Fund, must terminate automatically upon its “assignment,” which includes any transfer of a controlling block of outstanding voting securities of an investment adviser or the parent company of an investment adviser. Such transfer is often referred to as a “Change of Control Event.”

Whether a particular transaction results in a Change of Control Event depends on the facts and circumstances of the transaction. Section 2(a)(9) of the 1940 Act defines the term “control” as “the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.” Section 2(a)(9) also creates certain rebuttable presumptions concerning “control” based on the ownership of a company’s voting securities. A “person” (defined to include individuals as well as companies) is presumed to “control” a company if the person beneficially owns more than 25% of the company’s voting securities, and is presumed not to control a company if the person beneficially owns 25% or less of the company’s voting securities “unless control actually exists in fact.” Under federal securities laws, the term “beneficial owner” is defined as a person who, either directly or indirectly, has or shares: (1) “voting power which includes the power to vote, or to direct the voting of” the ownership interest; or (2) “investment power which includes the power to dispose, or to direct the disposition of”, the ownership interest. Using these definitions, any transaction that results in a person who is not a presumptive control person of an adviser to a registered fund becoming a presumptive control person of that adviser, or results in a person who was a presumptive control person of such adviser becoming a presumptive non-control person, constitutes an assignment of the advisory contract with the registered fund and results in its immediate termination. When that occurs, as anticipated with respect to Equitable, as a majority owner of AB, in the Merger, the assignment and the automatic termination provision of the advisory agreement is triggered. An automatic termination of the advisory agreement gives rise to the need for a stockholder vote to approve a new advisory agreement with the Adviser reflecting its new ownership structure following the closing of the Merger.

It is anticipated that the closing of the Merger may be deemed a Change of Control Event resulting in the automatic termination of the existing investment advisory agreement (the “Current Advisory Agreement”) of the Fund. In order to ensure that the existing investment advisory services can continue uninterrupted following the Merger, the Board has approved a new investment advisory agreement with the Adviser, in connection with the Merger Agreement. Shareholders are being asked to approve the new investment advisory agreement with the Adviser approved by the Board (such new advisory agreement, the “Proposed Advisory Agreement”), which would become effective after the Change of Control Event assuming that shareholder approval has been received. This agreement is described below. In the event that the Change of Control Event occurs prior to shareholder approval, the Board, including the Independent Trustees, have considered and approved an interim advisory agreement with the Adviser (the “Interim Advisory Agreement”), to be effective only in the event that shareholder approval of the Proposed Advisory Agreement has not been obtained as of the date of the Change of Control Event.

1

Discussion

At the Special Meeting, shareholders of the Fund will be asked to consider and vote to approve the Proposed Advisory Agreement to ensure that existing investment advisory services can continue uninterrupted following the closing of the Merger. As discussed above in the section entitled “Background,” the closing of the Merger may result in a Change of Control Event, which would result in the automatic termination of the Current Advisory Agreement.

At an in-person Board meeting (the “Board Meeting”) held on June 23, 2026, the Adviser presented its recommendation that the Board consider and approve the Proposed Advisory Agreement. The Board approved the Proposed Advisory Agreement and recommended that shareholders of the Fund vote to approve the Proposed Advisory Agreement at the Special Meeting. The factors that the Board considered in approving the Proposed Advisory Agreement are set forth below under “Board Consideration of the Proposed Advisory Agreement.” Accordingly, the Board recommended approval of the Proposed Advisory Agreement by shareholders of the Fund, as discussed in this proxy statement.

The Adviser

The Fund’s investment activities are managed by the Adviser, a Delaware limited partnership with principal offices at 1601 Utica Avenue South, Suite 1000, Minneapolis, Minnesota 55416. The Fund benefits from the Adviser’s ability to identify attractive investment opportunities, conduct due diligence to determine credit risk, and structure and price investments accordingly, as well as manage a diversified portfolio of investments.

The Adviser is a global asset manager of private alternative investment funds with approximately $24.5 billion of assets under management as of May 31, 2026. The Adviser provides investment management services on a discretionary or non-discretionary basis to private domestic and non-U.S. collective investment vehicles. From time to time, the Adviser will also provide advice to vehicles established by or for a single investor. The Adviser is a separately managed, wholly-owned subsidiary of AB. AB is one of the world’s largest investment management firms, with approximately $899 billion in assets under management as of May 31, 2026, and a global client base that includes institutions, private clients and retail investors. The Adviser can leverage AB’s dedicated economic, fundamental equity, fixed income, and quantitative research groups, as well as experts focused on multi-asset and alternatives strategies.

As of March 31, 2026, Equitable owns approximately 68.0% of the issued and outstanding units representing assignments of beneficial ownership of limited partnership interests (“AB Holding Units”), in AllianceBernstein Holding L.P. (“AB Holding”), a Delaware limited partnership. AllianceBernstein Corporation, a Delaware corporation (the “GP”), an indirect wholly-owned subsidiary of Equitable, is the general partner of both AB Holding and AB. The GP owns 100,000 general partnership units in AB Holding and a 1.0% general partnership interest in AB.

As of March 31, 2026, the ownership structure of AB, expressed as a percentage of general and limited partnership interests, is as follows:

Equitable Holdings, Inc. and its subsidiaries	68.0%
AllianceBernstein Holding L.P.	31.4%
Unaffiliated holders	0.6%

100.0%

Including both the general partnership and limited partnership interests in AB Holding and AB, Equitable and its subsidiaries have an approximate 68.0% economic interest in AB as of March 31, 2026.

Description of the Proposed Advisory Agreement

The description of the Proposed Advisory Agreement that follows is qualified entirely by reference to the form of Proposed Advisory Agreement included in Appendix A to this proxy statement. The Proposed Advisory Agreement is identical in all material respects to the Current Advisory Agreement, except that it reflects new effective and termination dates, as the Proposed Advisory Agreement would become effective after the Change of Control Event, assuming that shareholder approval has been received. The material terms of the Proposed Advisory Agreement are discussed in more detail below.

Contractual Advisory Fees

No material change in the contractual advisory fees for the Fund is proposed in connection with the Investment Advisory Agreement Proposal.

2

Services

No change to the advisory services provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement provides that the Adviser will, subject to the oversight of the Board in accordance with the Fund’s investment objective, policies and restrictions as in effect from time to time, manage the investment and reinvestment of the assets of the Fund and administer its affairs. In this regard, it is the responsibility of the Adviser to make investment and reinvestment decisions for the Fund and to place the purchase and sale orders for the Fund. The Adviser provides research and advice, continuously supervises the investment portfolio of the Fund and pays the costs of certain clerical and administrative services involved in portfolio management.

Reimbursement of Administrative Expenses

No change to the expense reimbursement provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement includes a provision for the reimbursement to the Adviser of the costs of certain administrative services, including clerical, accounting, legal and other services, that the Adviser provides to the Fund at the request of the Fund, and the specific terms of reimbursement are provided for by that certain Administration Agreement, by and between the Fund and the Adviser. The amount of this reimbursement is subject to the Expense Limitation Agreement between the Fund and the Adviser.

For the six months ended December 31, 2025 and the fiscal year ended June 30, 2025, the Fund reimbursed the Adviser under the Administrative Reimbursement Agreement in the amounts of $212,725 and $300,304.

Exculpatory Provisions

No change to the exculpatory and limitations of liability provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement provides that the Adviser shall not be liable thereunder for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations, provided that nothing in the Proposed Advisory Agreement shall be deemed to protect, or purport to protect, the Adviser against any liability to the Fund or to its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties thereunder, or by reason of the Adviser’s reckless disregard of its obligations and duties thereunder.

Term and Continuance

No change to the term and continuance provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement would differ only as to the extent of its effective and termination dates. If approved by shareholders, the Proposed Advisory Agreement will be effective after the first Change of Control Event that occurs after shareholder approval. The Proposed Advisory Agreement would continue in effect for two years from its effective date and thereafter from year to year provided that its continuance is specifically approved at least annually by a vote of a majority of the Fund’s outstanding voting securities or by the Board, and in either case, by a majority of the Independent Trustees who are not parties to the agreement or “interested persons” of any such party at a meeting called for the purpose of voting on such matter.

Termination

No change to the termination provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement automatically terminates upon assignment and is terminable at any time without penalty by vote of the holders of a majority of the outstanding voting securities of the Fund or by vote of the Board, in either case on 60 days’ written notice to the Adviser, or by the Adviser on 120 days’ written notice to the Fund.

Board Consideration of the Proposed Advisory Agreement

As described above, the Merger will result in a Change of Control Event for the Adviser, which in turn will result in the automatic termination of the Current Advisory Agreement. At the Board Meeting, the Adviser presented its recommendation that the Board consider and approve the Proposed Advisory Agreement and a possible interim advisory agreement with the Adviser (the “Interim Advisory Agreement”). Following review and discussion with the Adviser, the Board, including a majority of the Independent Trustees, approved the Proposed Advisory Agreement with the Adviser for the Fund. Representatives of the Adviser were present at that meeting to answer questions and discuss the advisory services, and the nature and type of services to be provided under the

3

Proposed Advisory Agreement. The Board, including the Independent Trustees, also considered and approved the Interim Advisory Agreement at the Board Meeting, to be effective only in the event that shareholder approval of the Proposed Advisory Agreement had not been obtained as of the date of the Change of Control Event.

In connection with the review and approval of the Proposed Advisory Agreement, the Board considered information it had received at the Board Meeting and throughout the prior year relating to, among other things: (i) the nature, quality and extent of the advisory and other services provided to the Fund by the Adviser; (ii) the contractual terms of the Proposed Advisory Agreement, including the structure of the management fee, the incentive fees, and whether there were any economies of scale that would be shared with the Fund; (iii) comparative data with respect to the Fund’s advisory fees and other expenses and those paid by other funds with similar investment objectives and strategies; (iv) information about the services performed by the Adviser and the personnel performing such services; (v) comparative data with respect to the Fund’s investment performance and the performance of other funds with comparable investment objectives and strategies; (vi) the Adviser’s revenues and pre-tax profit margins with respect to its management of the Fund and the ability of AB to support the Adviser’s business following the expected Change of Control Event; (vii) any existing and potential benefits to the Adviser or its affiliates from its relationship with the Fund; and (viii) other potential benefits to the Fund as a result of its relationship with the Adviser. The Board gave weight to each of the factors described above, among others, but did not identify any one particular factor as controlling their decision. After consideration, the Independent Trustees concluded that (i) the Adviser was providing high-quality services to the Fund, (ii) the nature, extent and quality of the services provided by the Adviser have benefited and will likely continue to benefit the Fund, (iii) the Fund’s performance warranted continuation of the Adviser’s services, and (iv) the fees charged to the Fund and the Adviser’s profitability from its relationship with the Fund were reasonable.

The decision by the Board, including a majority of the Independent Trustees, to approve the Proposed Advisory Agreement and the Interim Advisory Agreement, as applicable, for the Fund and to recommend approval of the Proposed Advisory Agreement by shareholders of the Fund was also based on a determination by the Board that it would be in the best interests of the Fund for the Adviser to continue providing investment advisory and related services for the Fund, without interruption, as consummation of the Merger proceeds.

The Board, including the Independent Trustees of the Board, recommends approval of the Proposed Advisory Agreement by shareholders of the Fund.

Prior to its approval of the Proposed Advisory Agreement and Interim Advisory Agreement, the Board had requested information from the Adviser, and had received and evaluated, extensive materials. The Board reviewed information it received in advance of the meeting and throughout the year, as well as information presented by the Investment Adviser at its regular quarterly Board meetings. In reaching a decision to approve the Proposed Advisory Agreement, the Board considered all the factors the Board believed relevant, including, among other things, the following: (1) the nature, extent and quality of services performed or to be performed by the Adviser, including the investment performance of the Fund, a composite of funds and accounts managed by the Adviser that are comparable to the Fund in terms of strategy and types of investments, and investment companies managed by third-party investment advisers that have similar investment strategies as the Fund, as identified by a third-party data provider (the “Peer Funds”); (2) information regarding the fees and other expenses paid by the Fund, including the cost of services provided by the Adviser and its affiliates, AllianceBernstein Investments, Inc. (“ABI”) and AllianceBernstein Investor Services, Inc. (“ABIS”); (3) comparative information on fees and expenses borne by the Peer Funds a private fund with a similar strategy managed by the Adviser; (4) the extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of the Fund’s investors; and (5) various other factors.

Nature, Extent and Quality of Services

The Board reviewed and considered the nature, extent and quality of the services to be provided by the Adviser under the proposed Advisory Agreement and by its affiliates, ABI and ABIS, under separate agreements. Among other things, the Board reviewed the most recent Form ADV for the Adviser, as well as written responses to questions submitted to the Adviser on behalf of the Board, regarding the qualifications, background and experience of the key personnel of the Adviser primarily responsible for the day-to-day portfolio management of the Fund.

The Board considered the special attributes of the Fund as a closed-end fund that has elected to operate as an interval fund and the benefits that are expected to be realized from an investment in the Fund. The Board also considered the resources devoted by the Adviser and its affiliates in developing and maintaining the processes and infrastructure necessary to support the ongoing operations of the Fund, including the subscription and repurchase processes. The Board also evaluated the ability of the Adviser to attract and retain high-caliber personnel. In this regard, the Board considered information regarding the Adviser’s and its affiliates’ compensation program, which is designed to align investment professionals’ interests with the interests of the Adviser and the Fund and its shareholders.

4

In addition, the Board reviewed information about the Adviser’s investment process, as well as its risk management, valuation, legal and compliance programs. The Board also considered that the Adviser oversees the Fund’s compliance with its investment objectives and policies as well as with applicable laws and regulations, including the Fund’s compliance with the exemptive order from the Securities and Exchange Commission permitting the Fund to co-invest in certain negotiated investments with other funds or accounts managed by the Adviser or its affiliates.

Based on the above factors, together with those referenced below, the Board concluded that it was generally satisfied with, and that the Fund should continue to benefit from the nature, extent and quality of services provided to the Fund by the Adviser under the Proposed Advisory Agreement.

Investment Performance

The Board considered the investment performance of the Fund. In this regard, the Trustees received information regarding the Fund’s net performance and relative performance as compared to the Peer Funds, as well as relative performance as compared to the returns of a relevant benchmark index used for performance evaluation, for the one-month, three-month, one-year, year-to-date, and since inception periods as of April 30, 2026. The Board also considered information with respect to the Fund’s risk profile as compared to the Peer Funds and a relevant benchmark index for the since inception period as of March 31, 2026.

The Board further noted that, in connection with each of its regular quarterly meetings, the Board receives information on the performance of the Fund, including net performance, relative performance as compared to the Peer Funds, and performance as compared to the returns of a relevant benchmark index used for performance evaluation. At each quarterly Board meeting, the Adviser reviews with the Board the economic and market environment, absolute and relative performance of the Fund, and information about risk management and style consistency in connection with management of the Fund. The Board considered investment performance for the Fund since the Fund’s inception.

The Adviser discussed with the Board factors contributing to the Funds’ performance results generally and compared to the Peer Funds. The Board concluded that the investment performance generated by the Adviser was generally satisfactory.

Fees and Expenses of the Fund

The Board then reviewed and considered the management fee rate that would be payable by the Fund to the Adviser under the Proposed Advisory Agreement and information about the total and net expense ratio of the Fund’s shares for the period ended December 31, 2025, noting that no changes were being proposed to the fee structure relative to the Existing Advisory Agreement. The Board considered a comparison of the management fee rate and total net expense ratio of the Fund to those of the Peer Funds, noting that the management fee rate and the total and net expenses for the Fund were each below the median management fee and total and net expenses, respectively, of the Peer Funds. The Board also considered that the Fund’s management fee rate was comparable to that of a private fund with a similar strategy managed by the Adviser. The Board noted that the private fund was also subject to a performance fee and that certain of the Peer Funds were subject to performance and incentive fees also. The Board reviewed and considered the expense limitations arrangement pursuant to which the Adviser had contractually agreed to limit certain expenses of the Fund.

Based on its review, the Board concluded that each of the Fund’s management fee rate and total expense ratio under the Proposed Advisory Agreement is fair and reasonable in light of the services provided to the Fund and other factors considered.

Profitability

The Board next considered the Adviser’s level of profitability with respect to the Fund under the Existing Advisory Agreement. In evaluating the Adviser’s profitability with respect to the Fund, the Board also considered the Adviser’s assumptions used in calculating its profitability. Based on its review, the Board concluded that the Adviser’s profitability was reasonable and not excessive.

Economies of Scale

The Board considered the growth and potential growth of the Fund and information regarding whether the Proposed Advisory Agreement adequately addresses economies of scale with respect to providing advisory services to the Fund. The Board considered that the expense limitation agreement will cause the Adviser to bear certain operational expenses until the Fund is large enough to benefit from economies of scale. Although the Fund’s management fee will not decrease as the Fund’s assets grow (because it will not be subject to management fee breakpoints), the Trustees concluded that the Fund’s proposed management fee is appropriate in light of the projected size of the Fund and appropriately reflects the current economic environment for the Adviser and the competitive nature of the closed-end interval fund market. The Trustees also noted that they will have the opportunity to periodically reexamine whether

5

the Fund has achieved economies of scale and the appropriateness of the management fee payable to the Adviser with respect to the Fund, in the future, at which time the implementation of fee breakpoints on the Fund could be considered. Based on the foregoing, the Board concluded that the lack of breakpoints in the fee structure was appropriate given the expense limitation agreement.

Other Benefits and Other Factors

The Board considered other benefits to the Adviser and its affiliates that may be derived from their relationship with the Fund. The Board also considered that the Fund pays a fee to ABIS and also reimburses ABIS for certain out-of-pocket expenses for its provision of certain accounting, consulting, compliance, operational and administrative services to the Fund. Based on information provided by the Adviser, the Board concluded that these benefits were not material.

The Adviser also presented the Board with detailed information on the Merger, including the ownership and control structure of the Adviser and its affiliated entities both before and after the Merger that is expected to result in a change of control of the Adviser. The Board reviewed information about the potential impact of the transactions contemplated by the Merger on the Adviser and each of the Adviser’s affiliates that provides services to the Fund, including with respect to the following areas: operations; personnel; organizational and governance structure; technology infrastructure; insurance coverage; capitalization; and financial and other resources. The Board considered the Adviser’s statement that it does not anticipate that the Merger will have a material impact on the Adviser or any affiliates of the Adviser with respect to operations, personnel, organizational structure, or capitalization, financial and other resources.

The Board reviewed the Proposed Advisory Agreement and Interim Advisory Agreement for the Fund with the Adviser and with experienced counsel to the Fund, who advised on the relevant legal standards. The Independent Trustees also discussed the proposed approvals in a separate private session. Prior to the Board Meeting, the Independent Trustees met in executive session to discuss certain questions about the Merger and its potential effects on the Adviser. At this session, the Independent Trustees had the opportunity to review materials provided by the Adviser and make follow-up requests of representatives of the Adviser in connection with the evaluation of the Proposed Advisory Agreement and the Interim Advisory Agreement and the Merger.

The Board has considered the Proposed Advisory Agreement and is recommending approval of such agreement.

Vote Required

The affirmative vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund entitled to vote at the Special Meeting is required to approve the Investment Advisory Agreement Proposal. The 1940 Act defines “a majority of the outstanding voting securities” as (a) 67% or more of the Shares present at the Special Meeting if the holders of more than 50% of the outstanding Shares are present or represented by proxy or (b) more than 50% of the outstanding Shares, whichever is less. Abstentions will not count as affirmative votes cast and will therefore have the same effect as votes against the Investment Advisory Agreement Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT PROPOSAL

SUBMISSION OF PROPOSALS FOR FUTURE MEETINGS OF SHAREHOLDERS

Meetings of shareholders of the Fund are not held on an annual or other regular basis. A shareholder proposal intended to be presented at any future meeting of shareholders of the Fund must be received by the Fund within a reasonable time before the solicitation relating thereto in order to be included in the Fund’s proxy statement and form of proxy card relating to that meeting. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities laws.

OTHER BUSINESS

The Board is not aware of any other matters that will be presented for action at the Special Meeting other than those set forth herein. Should any other matters requiring a vote of shareholders arise, proxies will be voted in accordance with the judgment of the persons named in the form of proxy.

* * * * *

6

PO Box 211230, Eagan, MN 55121-9984VOTE ONLINE 1. Read the proxy statement. 2. Go to: www.proxyvotenow.com/abcvco 3. Follow the simple instructions. VOTE BY PHONE 1. Read the proxy statement and have the proxy card at hand. 2. Call toll-free: 855-672-4278 3. Follow the simple instructions. VOTE BY MAIL 1. Read the proxy statement. 2. Check the appropriate box(es) on the reverse side of the proxy card. 3. Sign, date and return the proxy card in the envelope provided. AB CARVAL CREDIT OPPORTUNITIES FUND PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 1, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES The undersigned shareholder of the AB CarVal Credit Opportunities Fund (the “Fund”) hereby appoints each of Matthew Johnson, Jeremiah Gerhardson, and Kevin Bloss, collectively or individually, as his or her attorney-in-fact and proxy, with the power of substitution of each, to vote and act with respect to all shares of the Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Meeting”) to be held virtually at 12:45 p.m., Eastern Time, on September 1, 2026, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Special Meeting of Shareholders and Proxy Statement, which has been received by the undersigned. The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. IF THIS PROXY IS PROPERLY EXECUTED BUT NO CHOICE IS INDICATED AS TO THE PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. CONTROL NUMBER AUTHORIZED SIGNATURE(S) This section must be completed for your vote to be counted. Signature(s) and Title(s), if applicable    Sign in the box above Date Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY

↓ **Please detach at perforation before mailing.** ↓

YOUR SIGNATURE ON THIS CARD IS REQUIRED FOR YOUR VOTE TO BE COUNTED. IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE BE SURE TO SIGN, DATE, AND RETURN ALL PAGES OF THIS CARD IN THE ENCLOSED ENVELOPE.

ABCARVAL 2026

Important Notice Regarding the Availability of Proxy Materials for this Meeting to Be Held on    September 1, 2026 The Proxy Statement for this meeting is available at https://proxyvotinginfo.com/p/abcvco EVERY SHAREHOLDER’S VOTE IS IMPORTANT PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. TO VOTE, MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS:1.To approve a new investment advisory agreement with AB CarVal Investors, L.P., the investment adviser to the Fund FOR☐ AGAINST☐ABSTAIN☐

Appendix A

Proposed Advisory Agreement

ADVISORY AGREEMENT

AB CARVAL CREDIT OPPORTUNITIES FUND

1601 Utica Ave South, Suite 1000

Minneapolis, MN 55416

[ ], 2026

AB CarVal Investors, L.P.

1601 Utica Ave South, Suite 1000

Minneapolis, MN 55416

Dear AB CarVal Investors, L.P.:

We herewith confirm our agreement with you as follows:

1. We are a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Act”). We propose to engage in the business of investing and reinvesting our assets in securities of the type and in accordance with the limitations specified in our Declaration of Trust, By-Laws, registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form N-2 under the Act (the “Registration Statement”) and any representations made in our private placement memorandum, all in such manner and to such extent as may from time to time be authorized by our Board of Trustees.

2. We hereby employ you to manage the investment and reinvestment of our assets as above specified, and without limiting the generality of the foregoing, to provide management and other services specified below.

(a) You will make decisions with respect to all purchases and sales of our portfolio of investments. To carry out such decisions, you are hereby authorized, as our agent and attorney in fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and other transactions in our portfolio investments you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or transactions. You are hereby authorized to cause us to incur leverage, directly or indirectly through one or more subsidiaries or special purpose vehicles.

(b) You will report to our Board of Trustees at each meeting thereof on the management of our portfolio investments, and will also keep us apprised of important developments affecting such portfolio investments and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in our portfolio, the industries in which they engage, or the economy generally. You will also furnish us with such statistical and analytical information with respect to our portfolio investments as you may believe appropriate or as we reasonably may request. In making such purchases and sales of our portfolio investments, you will bear in mind the policies set from time to time by our Board of Trustees as well as the limitations in our Registration Statement, and the limitations of the Act and of the Internal Revenue Code in respect of regulated investment companies.

(c) It is understood that you will from time to time employ or engage on your behalf such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you except as described herein. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement (the “Agreement”) at our request you will provide to us persons satisfactory to our Board of Trustees to serve as our officers, and you shall be responsible for the compensation of any of our trustees who devote part of their time to the affairs of you and your affiliates (other than us). You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting, administrative and other services to us as we may from time to time request of you. Such personnel may be employees of you and your affiliates. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties, or to restrict your right to be compensated by us pursuant to separate agreement(s) for providing to us clerical, accounting, and other services not specifically addressed herein. Furthermore, you or your affiliates (other than us) shall furnish us without charge with such administrative and management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.

(d) You may engage one or more investment advisers which are either registered as such or specifically exempt from registration under the Investment Advisers Act of 1940 to act as sub-advisers to provide the Fund certain services set forth in this paragraph 2, all as shall be set forth in a written contract to which you shall be a party, which contract shall be subject to approval in accordance with the requirements of the Act, including as permitted under the terms of any exemptive relief granted by the SEC, or by rule or regulation. Such sub-advisers may be, but are not required to be, affiliated with you. To the extent that you have engaged one or more sub-advisers to provide services in accordance with the terms of this paragraph 2(d), then you shall not be required to provide directly to the Fund the services as otherwise described in this paragraph 2. However, in each such case, you shall be responsible for the supervision of the activities of each sub-adviser so engaged.

(e) It is further agreed that your activities will at all times be in compliance in all material respects with all applicable federal and state laws governing your operations and investments.

3. We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our expenses, including: (i) the cost of our organization and any offerings; (ii) the cost of calculating our NAV, including the cost of any third-party valuation services; (iii) the cost of effecting sales and repurchases of our shares and other securities, including, without limitation, as provided for under our program to conduct periodic repurchase offers; (iv) interest payable on debt, if any, to finance our investments; (v) management fees payable pursuant to this Agreement (the “Management Fee”); (vi) fees payable to third parties relating to, or associated with, making investments, including legal fees and expenses and fees and expenses associated with performing due diligence reviews of prospective investments and advisory fees as well as expenses associated with such activities (including travel-related expenses (including in connection with potential investment and trading activity and which may include first-class travel)), provided that such fees shall not include fees paid to any sub-adviser engaged pursuant to paragraph 2(d) hereof; (vii) broken deal expenses; (viii) expenses of consultants, paying agents, registrars, servicers, financial advisors, investment bankers; (ix) fees and expenses relating to data and pricing services (e.g., Bloomberg); (x) trading order management systems (e.g., Everest and Efront) whose primary purpose is to support our trading activities and related record keeping as well as the expenses of any subsidiary or special purpose vehicle in which we invest; (xi) the costs associated with protecting our interests in our investments, including legal fees; (xii) transfer agent and custodial fees; (xiii) fees and expenses associated with marketing and investor relations efforts (including attendance at investment conferences and similar events); (xiv) federal and state registration fees; (xv) any exchange listing fees; (xvi) U.S. federal, state, and local and non-U.S. taxes; (xvii) Independent Trustees’ fees and expenses (including travel and other costs associated with the performance of Independent Trustees’ responsibilities); (xviii) brokerage commissions; (xix) costs of proxy statements, stockholders’ reports and notices; (xx) costs of preparing government filings, including periodic and current reports with the SEC; (xxi) fidelity bond, liability insurance and other insurance premiums; (xxii) direct costs and expenses of administration, including printing, mailing, long distance telephone and staff; (xxiii) fees and expenses associated with independent audits and outside legal costs; (xxiv) costs associated with our reporting and compliance obligations under the Act and applicable federal and state securities laws and any fees (including licensing fees) and expenses relating to our adherence with rules of any self-regulatory organization or applicable law in connection with our activities; (xxv) all other fees and expenses payable to third parties that you retain to provide administrative services to us on your behalf pursuant to the administration agreement with us (the “Administration Agreement”), including, but not limited to, any sub-administrators or compliance providers; (xxvi) document storage and obligation tracking systems; and (xxvii) all other expenses incurred by either you or by us and by our administrator in connection with administering our business, including payments made under the Administration Agreement based upon our allocable portion of overhead and other expenses incurred by you in performing your obligations to us under the Administration Agreement, including rent, the fees and expenses associated with performing administrative functions, and our allocable portion of the costs of compensation, benefits and related expenses of your Chief Financial Officer, Chief Compliance Officer, and any administrative support staff, including accounting personnel, legal personnel who assist with our investment or trading activity, tax personnel, preparation and distribution of annual reports (including Form N-CSR), notices, statements and other communications to investors, the cost and expenses relating to accounting and legal personnel who assist with internal asset management and oversight, monitoring of third-party service providers, cash management services that are administrative in nature, fund accounting and computer hardware and software. To the extent that expenses to be borne by us pursuant to this paragraph 3 are paid by you, we shall reimburse you for such expenses, provided, however, that you may elect, from time to time and in your sole discretion, to bear certain of our expenses set forth above.

4. (a) You shall not be liable for any error of judgment or mistake of law or for any loss suffered by us in connection with the matters to which this Agreement relates, except a loss that is found by a court of competent jurisdiction, upon entry of a final judgment rendered and unappealable or not timely appealed, to have resulted primarily from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties, or from reckless disregard by you of your obligations and duties under this Agreement or conviction of a felony. With respect to the engagement of sub-advisers under paragraph 2(d) hereof, notwithstanding the generality of this paragraph 4, you shall not be responsible or liable for any act or omission by any such sub-adviser, including without limitation any decision by a sub-adviser to purchase, hold, or sell any securities, cash or financial instruments for us. With respect to the provision of non-investment advisory services, notwithstanding the generality of this paragraph 4, you shall not be responsible or liable for any act or omission by any other party, including other service providers. We shall, to the maximum extent permitted by applicable law, indemnify (out of our assets) and hold you harmless, and we hereby release each of you and your affiliates to the fullest extent permitted by applicable law, from and against any and all Damages (as defined below), including, without limitation, Damages incurred in investigating, preparing or defending any action (including any action to enforce this paragraph 4), claim, suit, inquiry, proceeding, investigation or appeal taken from any of the foregoing by or before any court, Governmental Authority (as defined below), arbitration or mediation, whether pending or threatened, whether or not an affiliate is or may be a party thereto, which, in the judgment of our Board of Trustees, arise out of, relate to or are in connection with this Agreement or the management or conduct of our activities and affairs and our investment activities or affairs, except for any such Damages that are found by a court of competent jurisdiction, upon entry of a final judgment rendered and unappealable or not timely appealed, to have resulted primarily from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties, or from reckless disregard by you of your obligations and duties under this Agreement or conviction of a felony (the “Indemnification Obligations”). Nothing in this Agreement shall in any way constitute a waiver or limitation by us of any rights or remedies which may not be so limited or waived in accordance with applicable law.

(b) The termination of any proceeding by settlement shall not be deemed to create a presumption that the affiliate involved in such settlement acted in a manner which constituted fraud, bad faith, gross negligence or intentional misconduct. The indemnification provisions of this paragraph 4 may be asserted and enforced by, and shall be for the benefit of, each affiliate, and each affiliate is hereby specifically empowered to assert and enforce such right. The right of any affiliate to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such affiliate may otherwise be entitled by contract or as a matter of law or equity and shall extend to his or its heirs, successors, assigns and legal representatives.

(c) The Board of Trustees is specifically authorized and empowered, for and on our behalf, to enter into any agreement or undertaking with any affiliate not itself a party to this Agreement that the Board of Trustees considers to be necessary or advisable to give full effect to the provisions of this paragraph 4. The consent of any person who is not a party to this Agreement (including, without limitation, any affiliate) is not required for any amendment to, or variation, release, rescission or termination of, this Agreement, except as otherwise required by law.

(d) “Damages” means any and all damages, losses, disbursements, suits, claims, liabilities, obligations, judgments, fines, penalties, interest, charges, amounts paid in settlement, costs and expenses (including, without limitation, attorneys’ fees and expenses) arising out of or related to pending, threatened or concluded litigation and interest on any of the foregoing or the amount of any liability which we may owe pursuant to a guarantee we have provided in connection with an investment.

(e) “Governmental Authority” means any nation or government, any state or other political subdivision thereof and any other person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

5. In consideration of the foregoing, we will pay you a Management Fee calculated at an annual rate of 1.50% per annum multiplied by our daily weighted average net asset value, including any temporary investments. The Management Fee will be payable quarterly in arrears. For the portion of any quarter in which this Agreement becomes effective after the beginning of such quarter, such compensation shall be prorated according to the proportion which such portion of a quarter bears to a full quarter, and will be adjusted for any share issuances or repurchases which occurred during the relevant quarter.

6. This Agreement shall become effective on the date hereof and shall remain in effect for a term of two years from the date hereof, and shall continue in effect thereafter so long as its continuance is specifically approved at least annually by our Board of Trustees or by vote of the holders of a majority of our outstanding voting securities (as defined in the Act), and, in either case, by a majority of our trustees who are not parties to this Agreement or interested persons, as defined in the Act (the “Independent Trustees”), of any such party (other than as our trustees). This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding voting securities (as so defined), or by a vote of a majority of our entire Board of Trustees on sixty days’ written notice to you or by you on sixty days’ written notice to us.

7. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you, and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms “transfer”, “assignment” and “sale” as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the SEC thereunder.

8. (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, officers or any of the directors at your general partner or managing member, or employees who may also be a trustee, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

(b) You will notify us of any change in general partners of your partnership within a reasonable time after such change.

9. If you cease to act as our investment adviser, or, in any event, if you so request in writing, we agree to take all necessary action to change our name to a name not including the terms “AB CarVal.” You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the terms “AB CarVal” or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.

10. This Agreement may be amended by mutual consent, but our consent must be obtained in conformity with the requirements of the Act.

11. This Agreement shall be construed in accordance with the laws of the State of Delaware applicable to contracts formed and to be performed entirely within the State of Delaware,

without regard to conflict of laws principles, and in accordance with the applicable provisions of the Act. In such case, to the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Act, the latter shall control.

12. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement, or the application of such provision in jurisdictions or to persons or circumstances other than those to which it is held invalid, illegal or unenforceable shall not be affected thereby.

14. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all parties to execute the same counterpart hereof.

15. Each party irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Delaware, and, by execution and delivery of this Agreement, each party hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives, to the fullest extent permitted by law, and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Board of Trustees (on their own behalf or on our behalf) to commence legal actions or proceedings or otherwise proceed against you in any other jurisdiction. Nothing in this paragraph shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

AB CarVal Credit Opportunities Fund

By:
Name:
Title:

Accepted: [ ], 2026

AB CARVAL INVESTORS, L.P.

By: WEST END GOVERNANCE, LLC, its general partner

By:
Name:
Title: